UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 10, 2005

PAINCARE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA                           1-14160                  06-1110906)

----------------------------       ----------------          -------------

(STATE OR OTHER JURISDICTION       (COMMISSION FILE          (IRS EMPLOYER

    OF INCORPORATION OR                 NUMBER)           IDENTIFICATION NUMBER)

      ORGANIZATION)

1030 N. ORANGE AVENUE, SUITE 105

ORLANDO, FLORIDA 32801

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

(407) 367-0944

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

(407) 367-0950

(REGISTRANT'S FACSIMILE NUMBER, INCLUDING AREA CODE)

WWW.PAINCAREHOLDINGS.COM

(REGISTRANT'S WEBSITE ADDRESS)

Item 5. Other Events.

On May 11, 2005 – PainCare Holdings, Inc. a Florida corporation (the "Company") closed today on the $25 million, senior secured credit facility from an investment fund managed by HBK Investments L.P., a Dallas-based alternative investment firm.

The credit facility, which carries a term of 48 months and an interest rate equal to LIBOR + 7.25%, will be used primarily to fund the Company’s growth-through-acquisition strategy and to retire a portion of the Company’s existing debt.  PainCare expects to immediately draw just over $13.6 million and will have the option to make additional draws of up to just under $11.4 million.   No warrants or other equity securities were issued to any party in connection with this transaction.

Randy Lubinsky, CEO of PainCare Holdings, stated, “We are very pleased to complete this financing transaction with HBK.  This capital, combined with PainCare’s strong financial position, will provide us with the necessary financial strength to aggressively execute our growth strategies well into the foreseeable future.”

First Albany Capital acted as placement agent for PainCare in connection with the credit facility.

Item 7. Financial Statements and Exhibits.

	(c)	Exhibits
99.1		Copy of press release of the Company dated May 10, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PAINCARE HOLDINGS, INC.

Date: May 10, 2005                                       BY: /s/ RANDY LUBINSKY

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                                                                          Chief Executive Officer and Director

Date: May 10, 2005                                     BY: /s/ MARK SZPORKA

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                                                                        Chief Financial Officer, Secretary and Director